As filed with the Securities and Exchange Commission
                                on August 6, 1997

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                        CIT HOME EQUITY LOAN TRUST 1997-1
                            (Exact name of registrant
                          as specified in its charter)

        New York                                               13-3960888
 (State of incorporation)                                   (I.R.S. Employer)
                                                          Identification Number)
c/o The Bank of New York
101 Barclay Street
New York, New York                                                10286
(Address of principal                                           (Zip Code)
executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                      Name of each exchange on which
         to be so registered                      each class is to be registered
         -------------------                      ------------------------------

                  None                                           N/A

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box [ ].

Securities to be registered pursuant to Section 12(g) of the Act:

$90,000,000 Class A-1 Home Equity Loan Asset Backed Certificates, Series 1997-1 $36,000,000 Class A-2 Home Equity Loan Asset Backed Certificates, Series 1997-1 $61,000,000 Class A-3 Home Equity Loan Asset Backed Certificates, Series 1997-1 $40,000,000 Class A-4 Home Equity Loan Asset Backed Certificates, Series 1997-1 $15,000,000 Class A-5 Home Equity Loan Asset Backed Certificates, Series 1997-1 $15,000,000 Class A-6 Home Equity Loan Asset Backed Certificates, Series 1997-1 $33,000,000 Class A-7 Home Equity Loan Asset Backed Certificates, Series 1997-1 $30,000,000 Class A-8 Home Equity Loan Asset Backed Certificates, Series 1997-1 $90,000,000 Class A-9 Home Equity Loan Asset Backed Certificates, Series 1997-1 $30,000,000 Class M-1 Home Equity Loan Asset Backed Certificates, Series 1997-1

$32,500,000 Class M-2 Home Equity Loan Asset Backed Certificates, Series 1997-1 $22,500,000 Class B-1 Home Equity Loan Asset Backed Certificates, Series 1997-1

             ______________________________________________________
                                (Title of class)

Item 1. Description of Registrant's Securities to be Registered

          Prospectus Supplement dated July 16, 1997 and Prospectus dated April 8, 1997 filed with the Commission on July 18, 1997 pursuant to Rule 424(b)(5) is incorporated by reference herein.

Item 2. Exhibits*

          *1.1 Form S-3 Registration Statement No. 333-22283 filed with the
               Commission on February 24, 1997.

          *1.2 Amendment No. 1 to the Form S-3 Registration Statement No.
               333-22283 filed with the Commission on April 2, 1997.

          *1.3 Amendment No. 2 to the Form S-3 Registration Statement No.
               333-22283 filed with the Commission on April 8, 1997.

---------------
*  Previously filed.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               CIT HOME EQUITY LOAN TRUST 1997-1

                                               By:    THE BANK OF NEW YORK,
                                                      as Trustee

                                               By: /s/ FRANKLIN B. AUSTIN
                                                   -------------------------
                                                  Name: Franklin B Austin
                                                  Title: Vice President

Dated: July 28, 1997